Exhibit 99.1

Entasis Therapeutics Completes Closing of Second Tranche of $35M Private Placement

with Innoviva

WALTHAM, Mass., June 11, 2020 (GLOBE NEWSWIRE) – Entasis Therapeutics Holdings Inc. (NASDAQ: ETTX) (“Entasis”), a clinical-stage biopharmaceutical company focused on the discovery and development of novel antibacterial products, today announced the closing of the second tranche of the $35 million common stock and warrant investment by Innoviva, Inc. (NASDAQ: INVA) (“Innoviva”), a company with a portfolio of royalties that include respiratory assets partnered with Glaxo Group Limited, under a securities purchase agreement signed on April 12, 2020 between the parties following a vote in favor of the transaction at the special meeting of Entasis stockholders held on June 10, 2020. In connection with the second closing, Entasis issued 12,677,490 shares of common stock and warrants to purchase 12,677,490 shares of common stock at an exercise price of $2.50 per share, for gross proceeds of approximately $31.7 million.

“Completion of our $35 million financing with Innoviva provides Entasis with the resources needed to complete ATTACK (Acinetobacter Treatment Trial Against Colistin), our global Phase 3 registration trial evaluating a fixed-dose combination of sulbactam and durlobactam (SUL-DUR) against Acinetobacter baumanii infections, and continue advancing our pipeline of pathogen-targeted antibacterial product candidates,” stated Manos Perros, President and Chief Executive Officer of Entasis. “In these uncertain times, we are very pleased to have the support of Innoviva as we continue to innovate against drug-resistant bacterial infections.”

Following the closing of the second tranche of the financing, Innoviva holds an aggregate of 14 million shares of common stock and warrants to purchase 14 million shares of common stock. Innoviva also has the right to appoint two directors to the Entasis Board of Directors.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The shares offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

About Entasis

Entasis is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel antibacterial products to treat serious infections caused by multidrug-resistant Gram-negative bacteria. Entasis’ pathogen-targeted design platform has produced a pipeline of product candidates, including sulbactam-durlobactam (targeting Acinetobacter baumannii infections), zoliflodacin (targeting Neisseria gonorrhoeae infections), ETX0282CPDP (targeting Enterobacteriaceae infections) and ETX0462 (targeting Pseudomonas infections). For more information, visit www.entasistx.com.

Entasis Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Entasis’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including our plans to develop and commercialize our product candidates and the timing of execution of planned clinical trials and availability of data from our clinical trials. Many of these factors are beyond Entasis’ control. These and other risks and uncertainties are described more fully in the Entasis’ filings with the Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Forward-looking statements contained in this announcement are made as of this date. Entasis assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available, except as required by law.

Company Contact

Kyle Dow

Entasis Therapeutics

(781) 810-0114

kyle.dow@entasistx.com

Investor Relations Contacts

Tram Bui / James Salierno

The Ruth Group

(646) 536-7035 / 7028

tbui@theruthgroup.com

jsalierno@theruthgroup.com

Media Contact

Kirsten Thomas

The Ruth Group

(508) 280-6592

kthomas@theruthgroup.com